Exhibit (h)(f)(4)
SCHEDULE A — SERVICES AGREEMENT
List of Portfolios
International Value Portfolio
International Small-Cap Portfolio
Diversified Research Portfolio
Equity Portfolio
Technology Portfolio
Small-Cap Growth Portfolio
     (formerly called Fasiano Small Equity Portfolio)
Short Duration Bond Portfolio
Floating Rate Loan Portfolio
Diversified Bond Portfolio
Growth LT Portfolio
Focused 30 Portfolio
Health Sciences Portfolio
Mid-Cap Value Portfolio
Large-Cap Growth Portfolio
International Large-Cap Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio
Small-Cap Value Portfolio
Multi-Strategy Portfolio
Main Street Core Portfolio
Emerging Markets Portfolio
Managed Bond Portfolio
Inflation Managed Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Large-Cap Value Portfolio
Comstock Portfolio
Mid-Cap Growth Portfolio
Real Estate Portfolio
American Funds Growth Portfolio
American Funds Growth-Income Portfolio
VN Small-Cap Value Portfolio
Effective May 1, 2007, agreed to and accepted by:

PACIFIC SELECT FUND

By:	/s/ Howard Hirakawa
Name:	Howard Hirakawa
Title:	Vice President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Mark S. Nicholson	Attest:	/s/ Julie Connor

Name:	Mark S. Nicholson	Name:	Julie Connor
Title:	SVP	Title:	VP

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Mary Ann Brown	Attest:	/s/ Audrey L. Milfs

Name:	Mary Ann Brown	Name:	Audrey L. Milfs
Title:	SVP	Title:	VP & Secretary